As filed with the Securities and Exchange Commission on December 14, 2012

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Silver Bay Realty Trust Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	90-0867250
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

601 Carlson Parkway, Suite 250

Minnetonka, Minnesota 55305

(Address of Principal Executive Offices)

Silver Bay Realty Trust Corp.

2012 Equity Incentive Plan

(Full Title of the Plans)

Timothy O’Brien

General Counsel and Secretary

Silver Bay Realty Trust Corp.

601 Carlson Parkway, Suite 250

Minnetonka, Minnesota 55305

(952) 358-4400

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Karen Dempsey

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California  94105

(415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	921,053 shares	$18.50	$17,039,481	$2,325

(1)         Represents the maximum number of shares of the Registrant’s Common Stock issuable under the Silver Bay Realty Trust Corp. 2012 Equity Incentive Plan (the “2012 Plan”).  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2012 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)         Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $18.50, the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated December 13, 2012 relating to its initial public offering.

PART I

Item 1.         Plan Information *

Item 2.         Registrant Information and Employee Plan Annual Information *

*                 Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8 with respect to all plans listed on the cover hereof.

PART II

Item 3.         Incorporation of Certain Documents by Reference

Silver Bay Realty Trust Corp. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

(a) The Registrant’s Prospectus filed with the Commission on December 13, 2012, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-11, as amended (File No. 333-183838), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Form S-11 referred to in (a) above; and

(c) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35760) filed with the Commission on December 10, 2012, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4.         Description of Securities

Not applicable.

Item 5.         Interests of Named Experts and Counsel

Not applicable.

Item 6.         Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant’s charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Registrant’s charter authorizes it to obligate itself and the Registrant’s bylaws obligate the Registrant, to the fullest extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable costs, fees and expenses (including attorneys’ fees, costs and expenses) in advance of final disposition of a proceeding and without requiring a preliminary determination of ultimate entitlement to indemnification, to any present or former director or officer of the company or any individual who, while a director or officer of the Registrant and at the Registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise, and who was or is made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her service in that capacity. The Registrant’s charter and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any personnel or agent of the Registrant or a predecessor of the Registrant.

The Maryland General Corporation Law (“MGCL”) requires a corporation (unless the corporation’s charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits the Registrant to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the Registrant or in the Registrant’s right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits the Registrant to advance reasonable expenses to a director or officer upon the Registrant’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant and (ii) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the Registrant if it is ultimately determined that the director or officer did not meet the standard of conduct.

Under the management agreement between the Registrant and its external manager (the “Manager”), the Manager maintains a contractual as opposed to a fiduciary relationship with the Registrant which limits the Manager’s obligations to the Registrant to those specifically set forth in the management agreement. The ability of the Manager and its officers and employees to engage in other business activities may reduce the time the Manager spends managing the Registrant. In addition, unlike for directors, there is no statutory standard of conduct under the MGCL for officers of a Maryland corporation. Instead, officers of a Maryland corporation, including officers who are employees of the Manager, are subject only to general agency principles, including the exercise of reasonable care and skill in the performance of their responsibilities, as well as the duties of loyalty, good faith and candid disclosure.

The Registrant expects to enter into indemnification agreements with each of its directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Registrant for liability arising under the Securities Act, the Registrant has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.         Exemption From Registration Claimed

Not applicable.

Item 8.         Exhibits

Exhibit
Number	Name

4.1*	Form of Articles of Amendment and Restatement of Silver Bay Realty Trust Corp. (incorporated herein by reference to the Exhibit 3.3 to the Registrant’s Registration Statement on Form S-11).

4.2*

Form of Articles Supplementary for Cumulative Redeemable Preferred Stock of Silver Bay Realty Trust Corp. (incorporated herein by reference to the Exhibit 3.4 to the Registrant’s Registration Statement on Form S-11).

4.3*	Form of Amended and Restated Bylaws of Silver Bay Realty Trust Corp. (incorporated herein by reference to the Exhibit 3.5 to the Registrant’s Registration Statement on Form S-11).

4.4*	Form of Common Stock Certificate (incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11).

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on signature page of this Registration Statement).

99.1*	2012 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-11).

99.2*	Form of Restricted Stock Agreement under the 2012 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-11).

*                 Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-11,     as amended (File No. 333-183838).

Item 9.         Undertakings

(a)         The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota on December 14, 2012.

SILVER BAY REALTY TRUST CORP.
(Registrant)

By:	/s/ Timothy O’Brien
Timothy O’Brien
General Counsel and Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Timothy O’Brien, Christine Battist and Daniel Buechler, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David N. Miller	Director, President and Chief Executive Officer	December 14, 2012
David N. Miller	(Principal Executive Officer)

/s/ Christine Battist	Chief Financial Officer	December 14, 2012
Christine Battist	(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Name

4.1*	Form of Articles of Amendment and Restatement of Silver Bay Realty Trust Corp. (incorporated herein by reference to the Exhibit 3.3 to the Registrant’s Registration Statement on Form S-11).

4.2*

Form of Articles Supplementary for Cumulative Redeemable Preferred Stock of Silver Bay Realty Trust Corp. (incorporated herein by reference to the Exhibit 3.4 to the Registrant’s Registration Statement on Form S-11).

4.3*	Form of Amended and Restated Bylaws of Silver Bay Realty Trust Corp. (incorporated herein by reference to the Exhibit 3.5 to the Registrant’s Registration Statement on Form S-11).

4.4*	Form of Common Stock Certificate (incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11).

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on signature page of this Registration Statement).

99.1*	2012 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-11).

99.2*	Form of Restricted Stock Agreement under the 2012 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-11).

*                 Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-11,  as amended (File No. 333-183838).